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                                EXHIBIT 21




































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                           AFLAC INCORPORATED
                              SUBSIDIARIES


The following list sets forth the subsidiaries of the Company:

             Company                                      Jurisdiction
___________________________________________              ______________

AFI Japan Co., Ltd. ("AFIJC")                            Japan
AFLAC Broadcast Group, Inc. ("AFBG")                     Georgia
AFLAC Broadcast Partners ("AFLACBP")                     Georgia
AFLAC Insurance Company, Ltd. ("AICL")                   United Kingdom
AFLAC Insurance Company of Canada ("AFLACIC")            Canada
AFLAC International, Inc. ("AII")                        Georgia
AFLAC Life Assurance Company, Ltd. ("ALACL")             United Kingdom
AFLAC plc ("AL")                                         United Kingdom
AFLAC Real Estate Holdings, Inc. ("AREH")                Georgia
A. S. Hospitality, Inc. ("ASH")                          Tennessee
American Family, Ltd. ("AF")                             United Kingdom
American Family Life Assurance Company
  of Columbus ("AFLAC")                                  Georgia
American Family Life Assurance Company
  of New York ("AFLAC-NY")                               New York
Communicorp, Inc. ("COMM")                               Georgia
Communicorp International, Ltd. ("CI")                   Hong Kong
Famous Artists Corporation ("FAC")                       Pennsylvania
Hotel Columbus, Inc. ("HCI")                             Georgia
National Equity Corporation                              Nevada
WITN-TV, Inc. ("WITN")                                   North Carolina


The above subsidiaries are 100% directly owned by the Company, except:
     WITN is 100% directly owned by AFBG.
     CI is 100% directly owned by COMM.
     AF, AICL and ALACL are 100% directly owned by AL.
     AFLAC-NY is 100% directly owned by AFLAC.
     AFIJC is 100% directly owned by AREH.
     AFLACBP is 99% owned by AFLAC and 1% owned by AFBG.



















                                 EXH 21-1